EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Greenlight Capital Re, Ltd.
Grand Cayman, Cayman Islands

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139993) of Greenlight Capital Re, Ltd. of our reports dated February 24, 2010, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of Greenlight Capital Re, Ltd’s internal control over financial reporting, which appears in this Form 10-K for the year ended December 31, 2009.

/s/ BDO Seidman, LLP
Grand Rapids, Michigan
February 24, 2010